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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s
Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in this Form 10-K dated September 29, 1999, into U.S. Foodservice's (formerly JP Foodservice, Inc.) previously filed
Registration Statements on Form S-8 (File Nos. 33-88140, 33-88142, 33-88144, 33-88146, 33-81011, 333-37359, 333-43185, 333-47759 and 333-78209) and Form S-3
(File Nos. 333-67553, 333-81323 and 333-84889).

/s/Arthur Andersen LLP
Philadelphia, PA
September 29, 1999